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                                                                    EXHIBIT 10.7

ARCO
_______________________________________________________________________________

1985 EXECUTIVE LONG-TERM
INCENTIVE PLAN

AS AMENDED THROUGH
FEBRUARY 28, 1994

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                                     ARCO
                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS
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ARTICLE I.        GENERAL PROVISIONS
  Section  1.       Purposes of the Plan.................................    1
  Section  2.       Definitions..........................................    1
  Section  3.       Administration of the Plan...........................    2

ARTICLE II.       STOCK OPTIONS
  Section  1.       Grant of Stock Options...............................    4
  Section  2.       Terms and Conditions of Stock Options................    4

ARTICLE III.      RESTRICTED STOCK
  Section  1.       Grant of Restricted Stock............................    6
  Section  2.       Waiver of Restrictions...............................    6

ARTICLE IV.       PERFORMANCE-BASED DIVIDEND SHARE CREDITS
  Section  1.       Cancellation of Credits Upon Exercise, Expiration
                     or Surrender of Stock Option........................    7
  Section  2.       Performance-Based Criterion for Dividend
                     Share Credits.......................................    7
  Section  3.       Calculation For Cash Payment.........................    7

 ARTICLE V.       MISCELLANEOUS PROVISIONS
  Section  1.       Option and Restricted Stock Limits...................    9
  Section  2.       Adjustment in Terms of Award.........................    9
  Section  3.       Governmental Regulations.............................   10
  Section  4.       No Guaranty of Employment............................   10
  Section  5.       Assignment or Transfer...............................   10
  Section  6.       Rights as Shareholder................................   10
  Section  7.       Withholding Taxes....................................   11
  Section  8.       Amendment and Discontinuance of the Plan.............   11
  Section  9.       Effective Date.......................................   12
  Section 10.       Term of Plan.........................................   12
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                                   ARTICLE I

                              GENERAL PROVISIONS


SECTION 1.  PURPOSES OF THE PLAN

          The purposes of this plan are to provide a select group of management and other key employees with a specific incentive to work for the long-range growth and success of the Company and to facilitate the attraction and retention of employees of superior capability.


SECTION 2.  DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          (a) COMMITTEE shall mean the Compensation Committee of the Board of Directors of the Company.

          (b) COMMON STOCK shall mean the common stock of the Company having a par value of $2.50 per share.

          (c) COMPANY  shall mean Atlantic Richfield Company.

          (d) DIVIDEND RIGHTS means, as of any date (i) the total number of shares of Common Stock subject to all outstanding and unexercised Stock Options held by an optionee pursuant to the Plan, and (ii) the total number of Dividend Share Credits credited to an optionee on such date.

          (e) DIVIDEND SHARE CREDITS means the total number of credits allocated to an optionee on any date. The number of Dividend Share Credits credited as of any record date for cash dividends declared on Common Stock shall be the aggregate number derived by (i) multiplying the dividend rate declared per share of Common Stock by the number of Dividend Rights held by an optionee as of the dividend record date, and then (ii) dividing the resulting figure by the Fair Market Value of a share of Common Stock on such record date. Dividend Share Credits attributable to exercised, expired or surrendered Stock Options shall be canceled upon such exercise, expiration or surrender and their treatment shall be as provided in Article IV of the Plan.

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          (f) ELIGIBLE EMPLOYEES   shall mean members of a select group of
management and other key employees of the Company or a Subsidiary who, in the opinion of the Committee, are in a position to contribute significantly to long-term profit and growth objectives; provided, however, that no member of the Committee nor any person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be an Eligible Employee.

          (g) FAIR MARKET VALUE of a share of Common Stock shall be the mean between the highest and lowest sales prices, or the closing sales price of a share of Common Stock, whichever is higher, on the date in question as reported on the composite tape for issues listed on the New York Stock Exchange. If no transaction was reported on the composite tape in the Common Stock on such date, the prices used shall be the prices reported on the nearest day preceding the date in question. If the Common Stock should not then be listed or admitted to trading on such Exchange, "Fair Market Value" shall be the mean between the closing bid and asked prices on the date in question as furnished by any member firm of the New York Stock Exchange selected from time to time by the Committee for that purpose.

          (h) PLAN shall mean this 1985 Executive Long-Term Incentive Plan including any amendments hereof and rules and regulations hereunder.

          (i) RESTRICTED STOCK shall mean Common Stock awarded under this Plan which is subject to certain forfeiture and transferability restrictions as provided in the Plan, in regulations of the Committee promulgated thereunder, and in the agreement evidencing the grant of such Restricted Stock.

          (j) STOCK OPTIONS   shall consist of options to purchase the Common
Stock of the Company under the terms and conditions set forth in Article II. Such options shall not be Incentive Stock Options as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended.

          (k) SUBSIDIARY   shall mean any corporation in which the Company
and/or one or more Subsidiaries own or control directly or indirectly stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation, and any partnership or joint venture in which the Company and/or one or more Subsidiaries own or control directly or indirectly fifty percent (50%) or more of the profits interest or capital interest in such a partnership or joint venture.

          As used herein, masculine pronouns shall refer to men or women or both.

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SECTION 3.  ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the Committee, which is authorized to interpret the Plan, to adopt such rules and regulations as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, its Subsidiaries, their respective shareholders, Eligible Employees and their respective successors in interest.

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                                  ARTICLE II

                                 STOCK OPTIONS


SECTION 1.  GRANT OF STOCK OPTIONS

          The Committee may grant Stock Options to Eligible Employees on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan.


SECTION 2.  TERMS AND CONDITIONS OF STOCK OPTIONS

          All Stock Options granted under the Plan shall be subject to the following terms and conditions:

          (a) OPTION PRICE. The Option Price per share with respect to each Stock Option shall be fixed by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

          (b) PERIOD OF OPTION. A Stock Option shall expire and all rights thereunder shall end at the expiration of such period (not exceeding ten years) after the date the Stock Option is granted as shall be fixed by the Committee at the time it grants the Stock Option.

          (c) EXERCISE OF OPTION. Stock Options may be exercised at such time or times, in whole or in part, as the Committee shall prescribe when it grants such Stock Options, or by amending an outstanding Stock Option. In no event, however, may a Stock Option be exercised until at least one year has expired following the date the Stock Option is granted.

          (d) TERMINATION OF EMPLOYMENT. If an optionee's employment is terminated prior to the expiration of one year from the date of grant of Stock Options, such Stock Options, and accumulated Dividend Share Credits pertaining thereto, shall be canceled unless the optionee's termination is due to (i) death, (ii) total and permanent disability, (iii) termination of employment with a right to an immediate allowance under a retirement plan of the Company or a Subsidiary or (iv) any other termination of employment in connection with which the Committee, in its sole discretion, has determined that the optionee's Stock Options shall not be canceled. If an optionee's employment is terminated following the expiration of one year from the date of grant of Stock Options, such Stock Options, and accumulated Dividend Share Credits pertaining thereto, shall be canceled if the termination is due to (i) discharge for

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cause, (ii) resignation without approval of the Company (except in conjunction with a right to an immediate allowance under a retirement plan of the Company or a Subsidiary) or (iii) resignation at the initiation of the Company (except in conjunction with a right to an immediate allowance under a retirement plan of the Company or a Subsidiary).

          (e) DEATH. If an optionee dies, his Stock Options may be exercised during the period specified in the grant by the executor or administrator of his estate, or by a person who acquired the right to exercise such Stock Options by bequest or inheritance or by reason of his death.

          (f) PAYMENT FOR SHARES. Every share purchased through the exercise of a Stock Option shall be paid for in full, in cash, within ten business days following the time of exercise or, unless the Stock Option expressly provides otherwise, at the time of exercise in shares of Common Stock valued at their Fair Market Value on the date on which such Stock Option is exercised, or in a combination of cash and such shares.

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                                  ARTICLE III

                               RESTRICTED STOCK


SECTION 1.  GRANT OF RESTRICTED STOCK

          The Committee may grant Restricted Stock under this Plan to Eligible Employees, and the Committee shall in each case determine the number of shares of Restricted Stock to be awarded and the terms or duration of the restrictions to be imposed upon those shares.


SECTION 2.  WAIVER OF RESTRICTIONS

          Restrictions upon vesting and transferability of Restricted Stock may be permitted to lapse as originally provided by the Committee at the time of grant or otherwise as the Committee may determine in its sole discretion.

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                                  ARTICLE IV

                   PERFORMANCE-BASED DIVIDEND SHARE CREDITS


SECTION 1. CANCELLATION OF CREDITS UPON EXERCISE, EXPIRATION OR SURRENDER OF STOCK OPTION

          Dividend Share Credits shall be credited as provided in Article 1,
Section 2(e) of the Plan. Upon exercise of any Stock Option, in whole or in part, the credited Dividend Share Credits attributable to the exercised Stock Options shall be canceled. Upon expiration of any Stock Option at the end of its original maximum term, the credited Dividend Share Credits attributable to the expired Stock Options shall be canceled. An optionee may elect to surrender for cancellation exercisable Stock Options in whole or in part. Upon surrender and cancellation of any such Stock Options, the Dividend Share Credits attributable to the surrendered Stock Options shall also be canceled.

          The shares of Common Stock underlying Stock Options exercised, surrendered or expired pursuant to this Section shall be referred to as the "affected shares" for purposes of the application of the performance criterion set forth in Section 2 below. For purposes of the application of such criterion, the date of exercise, surrender or expiration shall be referred to as the "determination date."


SECTION 2.  PERFORMANCE-BASED CRITERION FOR DIVIDEND SHARE CREDITS

          Upon the exercise, expiration or surrender of any Stock Option, the Committee shall apply the following performance-based criterion to the Dividend Share Credits allocable to the affected shares:

          In order for the performance criterion to be attained, the aggregate Fair Market Value of the canceled Dividend Share Credits must exceed the aggregate option price of the affected shares less their aggregate Fair Market Value on the determination date.

          The criterion shall be applied independently to each grant in the event of the exercise, cancellation or surrender of Stock Options attributable to multiple grants on the same date.

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SECTION 3.  CALCULATION FOR CASH PAYMENT

          If the performance criterion set forth in Section 2 above is attained, a cash payment shall be made to the optionee in an amount equal to the Fair Market Value of a Share of Common Stock multiplied by the total number of any canceled Dividend Share Credits, less the amount by which the aggregate option price of the affected shares exceeds the aggregate Fair Market Value of underlying such shares related to such Stock Options on the determination date.

          No payment may be made to any covered employee [as defined in proposed Treasury Regulations Section 1.162(m)] unless the Compensation Committee of the Board of Directors has certified in writing that the performance criterion set forth in Section 2 above has been attained.

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                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS


SECTION 1.  OPTION AND RESTRICTED STOCK LIMITS

          Under the Plan as in effect at the date hereof the number of shares of Common Stock which may be issued upon award of Restricted Stock or exercise of Stock Options shall not exceed 3,250,000 in the aggregate. Effective upon stockholder approval of the amendments to the Plan, to be solicited at the annual meeting of the Company's stockholders, to be held on May 4, 1992 (the "Approval Date"), for each calendar year, or any portion thereof, during which this Plan is in effect, beginning on the Approval Date, the number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock shall be eight-tenths of one percent (0.8%) of the total issued and outstanding shares of Common Stock as of December 31 of the next preceding year, cumulative from the Approval Date until May 27, 2000. Any shares of Common Stock available for grant that are not made the subject of a grant during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof, until May 27, 2000. The number of available shares described in the preceding sentences is subject to adjustment as provided in Section 2 of this Article V. The shares shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company as shall be determined by the Committee. Effective on the Approval Date, any shares of Common Stock remaining available under the Plan as in effect on the date hereof for grants immediately prior to the Approval Date shall be canceled. Shares of Common Stock subject to Stock Options that are canceled pursuant to Article II, Section 2(d) may be reallocated under the Plan.


SECTION 2.  ADJUSTMENT IN TERMS OF AWARD

          In the event of a reorganization, recapitalization, stock split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, rights offering, split-up, split-off, spin-off or any other change in the corporate structure or shares of the Company, the Committee may, in its discretion, after consultation with the Chairman of the Board and the President, make appropriate adjustments to reflect such event in (a) the limitation in Section 1 of this Article V on the maximum number of shares of Common Stock upon which Stock Options may be granted or which may be the subject of a grant of Restricted Stock, (b) the formula for allocating future Dividend Share Credits, (c) the number of shares of Common Stock covered by, and the exercise price per

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share applicable to, outstanding Stock Options, (d) the number of shares of
Common Stock covered by outstanding awards of Restricted Stock, and (e) the number of outstanding Dividend Share Credits allocated to optionees' accounts. In the event that the Committee, after consultation with the Chairman of the Board and the President, determines that, because of a change in the Company's business, operations, corporate structure, capital structure, assets or manner in which it conducts business, which it deems to be extraordinary and material, the terms of awards theretofore made are no longer suitable to the objectives which the Committee sought to achieve when it made such awards, it may modify the terms of any or all of such awards in such manner as it may decide is advisable; provided, however, that no award may be modified in a manner which would be inconsistent with the intent of Section 8 of this Article V.


SECTION 3.  GOVERNMENTAL REGULATIONS

          The Plan and the grant and exercise of Stock Options, the crediting and payment of Dividend Share Credits and the award of Restricted Stock hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.


SECTION 4.  NO GUARANTY OF EMPLOYMENT

          The grant of a Stock Option, credit of a Dividend Share Credit, or award of Restricted Stock under the Plan shall not constitute an assurance of continued employment for any period.


SECTION 5.  ASSIGNMENT OR TRANSFER

          No Stock Option, Dividend Share Credit or share of Restricted Stock shall be assignable or transferable by an Eligible Employee otherwise than by will or the laws of descent and distribution.


SECTION 6.  RIGHTS AS SHAREHOLDER

          (a) An Eligible Employee under the Plan shall have no rights of a holder of Common Stock by virtue of any award of Stock Options hereunder, unless and until certificates for shares of Common Stock are issued to him pursuant to the Plan.

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          (b) Dividend Share Credits shall not be considered as dividends on
Common Stock for any purpose, nor as any kind of right to Common Stock.

          (c) An Eligible Employee who has received an award of Restricted Stock shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive all dividends paid with respect to such Restricted Stock (net of withholding, if applicable), but shall hold such Restricted Stock subject to such restrictions upon its transfer for such period or periods as the Committee may determine and subject to such other terms and conditions deemed appropriate by the Committee. Stock received with respect to an award of Restricted Stock pursuant to a stock split, stock dividend or other change in the capitalization of the Company will be held subject to the same restrictions on transferability that are applicable to such shares of Restricted Stock.


SECTION 7.  WITHHOLDING TAXES

          (a) The Company shall have the right to withhold from salary or otherwise or to cause the employee (or the executor or administrator of his estate or his distributee) to make payment of any Federal, State, local or foreign taxes required to be withheld with respect to any exercise of any Stock Option, cash settlement of any Dividend Share Credit, or award or vesting or deemed vesting of Restricted Stock.

          (b) In the case of an exercise of Stock Options or the vesting or deemed vesting of Restricted Stock, an employee may elect to have the withholding obligation satisfied by having the Company withhold shares of Common Stock received upon the exercise of Stock Option or the vesting or deemed vesting of Restricted Stock, as the case may be.


SECTION 8.  AMENDMENT AND DISCONTINUANCE OF THE PLAN

          The Board of Directors of the Company may amend or discontinue the Plan as it shall from time to time consider desirable, provided that:

          (a) No amendment shall, without further approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at a meeting of shareholders of the Company, change the terms of the Plan so as to increase the maximum number of shares upon which Stock Options may be granted or which may be issued upon award of Restricted Stock from the number described in Section 1 of this Article V, reduce the minimum option price, or extend the maximum option period; and

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          (b) No amendment, discontinuance or termination shall deprive persons who hold shares of Restricted Stock, or who are entitled to exercise Stock Options, or to receive a cash settlement of any Dividend Share Credits pursuant to the terms and provisions of the Plan, of their rights with respect thereto.


SECTION 9.  EFFECTIVE DATE

          The effective date of the Plan is May 28, 1985.


SECTION 10. TERM OF PLAN

          No Stock Options or awards of Restricted Stock may be granted after May 27, 1995; provided, however, effective on the Approval Date, described in
Article V, Section 1 of the Plan, no Stock Options or awards of Restricted Stock may be granted after May 27, 2000.

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